Hudson Pacific Properties and Blackstone Announce New Joint Venture to Expand Studio Platform

Blackstone to purchase a 49% stake in Hudson Pacific’s Hollywood Media Portfolio, a 2.2 million-square-foot collection of studio facilities and Class A office buildings valued at $1.65 billion

New venture includes rights to build another 1.1 million square feet of office and production space at Sunset Gower and Sunset Las Palmas Studios

Hudson Pacific and Blackstone will look to partner on future studio acquisitions in
Los Angeles and other key markets
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LOS ANGELES and NEW YORK (June 29, 2020)—Hudson Pacific Properties, Inc. (“Hudson Pacific”) (NYSE: HPP) and Blackstone (NYSE: BX) today announced that funds affiliated with Blackstone Property Partners will acquire a 49% interest in Hudson Pacific’s three Hollywood studios and five on-lot or adjacent Class A office properties, totaling 2.2 million square feet, at a gross portfolio valuation of $1.65 billion. Hudson Pacific will retain a 51% ownership stake and remain responsible for day-to-day operations, leasing and development. The transaction is expected to close in the third quarter of this year.

“Hudson Pacific has been at the forefront of Hollywood’s renaissance for more than a decade, owning, operating and building world-class creative office and production campuses for leading media and technology companies,” said Victor Coleman, Chairman and CEO of Hudson Pacific. “Our latest joint venture with Blackstone unlocks a portion of the value we’ve created for our shareholders and provides us with significant capital to grow both our studio and office portfolios, including the build-out of additional development rights at our existing studios. We are pleased to once again align with Blackstone, a trusted and proven strategic partner, who shares our long-term vision for our studio portfolio and the asset class more broadly.”

“Our business is driven by investing thematically in sectors with powerful secular tailwinds, and there is no better example of that than content creation in Los Angeles,” said Ken Caplan, Global Co-Head of Blackstone Real Estate. “We could not be more excited to partner with Hudson Pacific on this irreplaceable portfolio. They have been an extraordinary partner to us and possess a best-in-class management team. We look forward to significantly growing this platform together for the long-term.”

The transaction includes Sunset Bronson, Sunset Gower and Sunset Las Palmas Studios, which collectively comprise 35 stages or 1.2 million square feet of production and support space in Hollywood. The studio lots are critical infrastructure for TV, film and digital production and house content production tenants from both traditional and streaming media companies. The portfolio also features 966,000 square feet of highly sought-after Class A office properties that Hudson Pacific has developed on or adjacent to the lots, specifically 6040 Sunset, ICON, CUE, EPIC and the soon-to-be-completed Harlow. Netflix is the portfolio’s largest tenant, leasing over 700,000 square feet, in addition to signing long-term deals for stages and production space.

Hudson Pacific’s predecessor company Hudson Capital, also founded and led by Coleman, purchased Sunset Gower and Sunset Bronson in 2007 and 2008, respectively, just as the ramp-up in traditional and streaming content production began to put stages, particularly those with adjacent premier quality workspace, in high demand. In 2017, Hudson Pacific continued its successful strategy when it purchased Sunset Las Palmas, strengthening the company’s position as the largest independent owner and operator of sound stages in Los Angeles. In addition to developing and leasing the properties, Hudson Pacific also substantially improved studio cash flow through property management and ongoing capital improvements.

Opportunities to further expand the joint venture’s portfolio include approximately 1.1 million square feet of untapped development rights at Sunset Gower and Sunset Las Palmas, as well as the pursuit of additional studio acquisitions in Los Angeles and other markets. Blackstone’s and Hudson Pacific’s complementary industry relationships and expertise provide the partnership with a unique advantage in sourcing and executing on future studio deals. Further, the two firms have a successful track record of working together on transactions, including Hudson Pacific’s $3.5 billion purchase of the former Equity Office Properties San Francisco Peninsula and Silicon Valley office portfolio in 2015, and the joint venture purchase of the 1.5 million-square-foot Bentall Centre in Vancouver, Canada last year.

Eastdil Secured is acting as Hudson Pacific’s lead financial advisor, with BofA Securities also acting as a financial advisor in connection with the transaction. Gibson, Dunn & Crutcher LLP and Latham & Watkins LLP are acting as Hudson Pacific’s legal counsel. Simpson Thacher & Bartlett LLP is acting as Blackstone’s legal counsel, and Goldman Sachs & Co. LLC and Barclays are serving as Blackstone’s financial advisors.

About Hudson Pacific Properties
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the S&P MidCap 400 Index. For more information visit HudsonPacificProperties.com.

About Blackstone Real Estate
Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has $161 billion of investor capital under management. Blackstone is one of the largest property owners in the world, owning and operating assets across every major geography and sector, including logistics, multifamily and single-family housing, office, hospitality and retail. Our opportunistic funds seek to acquire undermanaged, well-located assets across the world. Blackstone’s Core+ strategy invests in substantially stabilized real estate globally through regional open-ended funds focused on high-quality assets, and Blackstone Real Estate Income Trust, Inc. (BREIT), a non-listed REIT that invests in U.S. income-generating assets. Blackstone Real Estate also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).

Forward-Looking Statements Regarding Hudson Pacific Properties
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond Hudson Pacific’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect Hudson Pacific’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Hudson Pacific disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause Hudson Pacific’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Hudson Pacific’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific from time to time with the SEC.

Contact Information

Hudson Pacific Properties Laura Campbell Senior Vice President, Investor Relations & Marketing (310) 622-1702 lcampbell@hudsonppi.com	Blackstone Jennifer Friedman (212) 583-5122 Jennifer.Friedman@blackstone.com